EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 1, 2002 included in ICT Group, Inc.’s Form 10-K for the year ended December 31, 2001 and to all references to our Firm in the registration statement.

/s/ ARTHUR ANDERSEN LLP

Philadelphia, Pennsylvania
May 8, 2002